EXHIBIT 10.5

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                            CENTURY ALUMINUM COMPANY
                             SUPPLEMENTAL RETIREMENT
                               INCOME BENEFIT PLAN

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                                TABLE OF CONTENTS

                                                                            Page
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Purpose ..................................................................    1

Effective Date ...........................................................    2

Type of Plan .............................................................    2

Eligibility ..............................................................    2

Amount of Supplemental Retirement Income Benefit .........................    2

Vesting ..................................................................    4

Time and Form of URB Payment .............................................    4

Time and Form of Vested ERB Payment ......................................    4

Surviving Spouse ERB Benefit .............................................    5

Source of Benefit Payments ...............................................    5

Administration of the Plan ...............................................    7

Claims and Review Procedure ..............................................    8

Amendment or Termination of the Plan .....................................   11

General Provisions .......................................................   11

Execution ................................................................   12

Appendix A


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                            CENTURY ALUMINUM COMPANY
                             SUPPLEMENTAL RETIREMENT
                               INCOME BENEFIT PLAN

      1. Purpose. The purpose of the Century Aluminum Company Supplemental Retirement Income Benefit Plan (the "Plan") is:

      (a) To provide an annual retirement benefit for life to certain executives of Century Aluminum Company and its affiliates (collectively, the "Company"), equal to any annual benefit which would have accrued to the executive under the Company's tax qualified defined benefit pension plan covering salaried employees (the "Pension Plan") if the benefit and compensation limits imposed by applicable tax law had not applied; and

      (b) To provide enhanced supplemental retirement income benefits for life to certain executives of the Company whose projected annual retirement income for life starting at their target retirement age, as determined by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"), ("Target Retirement Age") under the Pension Plan as supplemented by any benefit described in paragraph (a) above ("Nonenhanced Pension Plan Income") is estimated to be less than a specified percentage (between 40% and 60%) of the executive's projected average annual pay (base pay plus annual cash bonus) during his final year of service ("Targeted Retirement Income") due to the executive's age and potential years of service at Target Retirement Age.

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      2. Effective Date. The Plan shall be effective as of January 1, 2001
("Effective Date").

      3. Type of Plan. The Plan is intended to be an unfunded plan of deferred compensation for a select group of management or highly compensated employees. As such, the Plan is a nonqualified plan for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") only to the limited extent required by law.

      4. Eligibility. Any executive of the Company who is designated in writing as a "Participant" in the Plan by the Compensation Committee shall be eligible for benefits under the Plan.

      5. Amount of Supplemental Retirement Income Benefit

      (a) Unlimited Pension Benefit (UPB). An annual retirement benefit for life equal to any annual benefit which would have accrued to a Participant under the Pension Plan absent certain tax law limitations (the "unlimited pension benefit" or "UPB"), shall be payable to the Participant under the Plan, the amount of which shall be determined as follows:

            (i) The limitation on benefits under the Pension Plan with respect to such Participant under Section 415 of the Code shall be disregarded;


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            (ii) The dollar limitation of Section 401(a)(17) of the Code on the amount of annual compensation that may be taken into account under the Pension Plan shall be disregarded; and

            (iii) The annual amount payable to the Participant under the Pension Plan shall be credited against and shall reduce the UPB payable under Plan.

      (b) Enhanced Retirement Benefit ("ERB"). At the time an executive is designated as a Participant, the Compensation Committee shall, if applicable, also specify in writing the percentage to be used by the Company to estimate the Participant's Targeted Retirement Income and, using the percentage specified with respect to the Participant, the Company shall estimate the excess of (A) over (B) based on the Participant's current annual base pay plus his most recent cash bonus, assuming 5% annual increases in such pay until Target Retirement Age, where:

      (A) is the Participant's Targeted Retirement Income at Target Retirement Age; and

      (B) is the Participant's Nonenhanced Pension Plan Income at Target Retirement Age.

The estimated excess of (A) over (B) shall constitute the amount of the annual enhanced retirement income benefit payable under the Plan to the Participant for life if the Participant retires from the Company's employment on or after his Target Retirement


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Age ("enhanced retirement benefit" or "ERB"). The Participant's ERB shall be communicated in writing by the Company to the Participant.

      6. Vesting. A Participant's UPB shall be "Vested" to the full extent such Participant is vested in the Pension Plan. A Participant's ERB shall vest prorata upon his or her completing the requisite years of service. "Requisite Years of Service" will be five years as a Participant in the Plan, unless otherwise determined by the Committee. If a Participant's employment with the Company terminates by reason of death, disability or a change in control as defined in Appendix A to the Plan (a "Change in Control"), or after he has completed the Requisite Years of Service for the Company, the Participant's ERB shall be fully Vested. If a Participant's employment with the Company terminates for reasons other than death, disability or a Change in Control and before he has completed the Requisite Years of Service for the Company, the Participant's ERB shall be reduced by prorata for each year of such service less than the Requisite Years of Service, and such reduced ERB shall be his Vested ERB.

      7. Time and Form of URB Payment. A Participant's URB shall be paid at the same time and in the same manner as the Participant's Pension Plan benefits, less applicable tax withholdings.

      8. Time and Form of Vested ERB Payment. A Participant's Vested ERB is payable after he terminates employment with the Company. Any Vested ERB payable to the Participant shall be paid in cash, less applicable tax withholdings, in monthly


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installments starting at the time described below and ending with the month in which he dies. Vested ERB payments shall start at the same time as the Participant's Nonenhanced Pension Plan Income or, if he is not entitled to any Nonenhanced Pension Plan Income, the month following the month he terminated employment with the Company.

      9. Surviving Spouse ERB Benefit. If a Participant dies after payment of his Vested ERB has begun, the Participant's surviving spouse, if any, shall be paid in cash, less any applicable tax withholdings, 50% of the monthly installment payments of the Participant's Vested ERB for the surviving spouse's remaining lifetime, starting with the month following the month in which the Participant's died and ending with the month in which the surviving spouse dies. If a Participant dies before payment of his Vested ERB has begun, the deceased Participant shall be vested in his ERB to the extent determined by his or her employment agreement or, if there is no employment agreement, as determined by the Committee, and such Participant's surviving spouse, if any, shall be paid in cash, less any applicable tax withholdings, 50% of the monthly installment payment of the Participant's Vested ERB for the surviving spouse's remaining lifetime, starting with the month following the month in which the Participant died and ending with the month in which the surviving spouse dies.

      10. Source of Benefit Payments. The benefits under the Plan shall constitute an unsecured contractual obligation of the Company to make benefit payments in the future and, except as provided below, shall be paid from the general assets of the Company; provided, however, that any life insurance contracts in which the Company


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invests to help the Company meet its obligations under the Plan shall be held in a trust for which a bank serves as trustee (the "Trust"), provided that the Trust shall be subject to the following terms and conditions:

      (a) The Trust shall be an irrevocable "grantor trust", of which the Company is the "grantor", governed by section 671 et seq. (subpart E, part I, subchapter J, chapter 1, subtitle A) of the Code.

      (b) The assets of the Trust shall be used exclusively for the uses and purposes of the Plan and general creditors of the Company in the event of the Company's insolvency.

      (c) Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.

      (d) In the event of a possible Change in Control, the Company shall contribute to the Trust before a Change in Control occurs the amount, if any, that a professional actuary retained by the Company determines is necessary to cause the present value of the Trust's assets, including the present cash surrender value of any life insurance contracts owned by the Trust, to be no less than the present value of the future benefits payable under the Plan based on generally accepted actuarial principles and reasonable assumptions at that time.

      (e) If a professional actuary retained by the Company determines that the present value of the Trust's assets, including the present cash surrender value of any life


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insurance contracts owned by the Trust, exceeds 120% of the present value of the future benefits payable under the Plan based on generally accepted actuarial principles and reasonable assumptions at that time, the Company may direct the trustee of the Trust to distribute all or part of such excess (the amount in excess of 120%) to the Company.

      11. Administration of the Plan

      (a) The Company shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

            (1) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

            (2) To determine the status and rights of Participants and their surviving spouses;

            (3) To employ such counsel, actuaries, agents and advisers, and to obtain such legal, actuarial, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

            (4) To delegate to any one or more of its employees, severally or jointly, the authority to perform for and on behalf of the Company one or more of the functions of the Company under the Plan; and


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            (5) To decide all issues and questions regarding the Participants'
and their surviving spouses' benefits under the Plan, and the time, form, manner and amount of any payments to them.

      (b) All actions, interpretations and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

      (c) All expenses incurred in the administration of the Plan by the Company, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.

      (d) The Company shall, and hereby does, indemnify and hold harmless the employees of the Company from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board of Directors of the Company, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve willful misconduct on the part of any such individual.

      12. Claims And Review Procedure.

      (a) Claims for Benefits. The Company shall determine each Participant's or a Participant's surviving spouse's right to benefits under the Plan. If a Participant or a Participant's surviving spouse disagrees with the Company's determination, he or she may file a written request for review of the determination, and such request will be


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treated as a claim for benefits hereunder. Any such claim shall be filed with the Company at the principal executive offices of the Company.

      (b) Denial of Claims. In the event that any claim for benefits is denied, in whole or in part, the Company shall notify the claimant in writing of such denial and of the claimant's right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial, specific references to the Plan provisions on which the denial is based, a description of any information or material necessary to perfect the claim and an explanation of why such material is necessary, and an explanation of the Plan's procedure for review of denied claims. Such written notice shall be given to the claimant within 90 days after the Company receives the claim, unless special circumstances require an extension of time, up to an additional 90 days, for processing the claim. If such an extension is required, a written notice indicating the reason an extension is required and the date by which the Company expects to render its decision shall be furnished to the claimant before the end of the initial 90-day period. If written notice of the denial of a claim for benefits, or of the fact that an extension of time is necessary for processing a claim, is not furnished within the time specified in this paragraph, the claim shall be deemed to be denied, and the claimant shall be permitted to appeal such denial in accordance with the procedure for review of denied claims set forth in paragraph (c) below.

      (c) Review of Denied Claims. Any person whose claim for benefits is denied (or deemed denied), in whole or in part, or such person's duly authorized representative,


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may appeal from such denial by submitting a request for a review of the claim to the Company within 60 days after receiving written notice of the denial (or, in the case of a deemed denial, within 60 days after the claim is deemed denied). The Company shall give the claimant or such representative an opportunity to review pertinent documents that are not privileged in preparing a request for review. A request for review shall be in writing and shall be addressed to the Company at the principal executive offices of the Company. A request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters the claimant deems pertinent. The Company may require the claimant to submit such additional facts, documents, or other material as it may deem necessary or appropriate in making its review.

      (d) Decision on Review. The Company shall act on each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time, up to an additional 60 days, for processing the request. If such an extension is required, written notice of the extension shall be furnished to the claimant within the initial 60-day period. The Company shall give prompt, written notice of its decision to the claimant. In the event that the Company affirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for the denial and specific references to the Plan provisions upon which the decision is based. If written notice of the Company's decision on a request for review, or of the fact that an extension of time is necessary for processing a


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request, is not given to the claimant within the time prescribed in this paragraph, the claim shall be deemed to have been denied on review.

      13. Amendment or Termination of the Plan

      (a) The Company, with the approval of the Compensation Committee, reserves the right to amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason. Notwithstanding the preceding sentence, however, no amendment or termination of the Plan shall reduce any Participant's benefits under the Plan as of the date the amendment is adopted or the Plan is terminated, as appropriate, including the timing of such benefit payments.

      (b) If the Plan is terminated, the benefits under the Plan shall be distributed in accordance with the terms of the Plan prior to its termination.

      14. General Provisions.

      (a) Inalienability. In no event may a Participant, his spouse or estate sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest under the Plan or the Trust; and such rights and interests shall not at any time be subject to the claims of their creditors nor be liable to attachment, execution or other legal process.

      (b) No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan shall be held or construed to confer upon any individual any right to be continued as an employee of the Company nor, upon dismissal, any right or


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interest in any specific assets of the Company. The Company expressly reserves the right to discharge any employee at any time.

      (c) Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, the laws of the State of California.

      15. Execution. To record the adoption of the Plan effective as of January 1, 2001, Century Aluminum Company has caused this document to be executed on its behalf by its duly authorized officer.

Dated:  December 13 , 2001                  CENTURY ALUMINUM COMPANY


                                                   /s/ Gerald J. Kitchen
                                            --------------------------------
                                            By:    Gerald J. Kitchen
                                            Title: Executive Vice President,
                                                   General Counsel, Chief
                                                   Administrative Officer and
                                                   Secretary


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                                   APPENDIX A
                         TO THE CENTURY ALUMINUM COMPANY
                             SUPPLEMENTAL RETIREMENT
                               INCOME BENEFIT PLAN

      For purposes of the Plan, a "Change in Control" shall mean any of the following events:

      (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a Non-Control Transaction (as hereinafter defined);
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      (b) The individuals who, as of the date hereof, are members of the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company (the "Board"); provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (c) Approval by stockholders of the Company of:

            (1) A merger, consolidation or reorganization involving the Company, unless

                  (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation


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resulting from such merger or consolidation or reorganization (the "Surviving
Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                  (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                  (iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, of any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities) has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in clauses (i) through (iii) above shall herein be referred to as a "Non-Control Transaction");

            (2) A complete liquidation or dissolution of the Company; or

            (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than


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the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

      (d) Solely for purposes of this Change in Control definition, "Company" shall mean Century Aluminum Company.


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